FOR:  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

                                APPROVED BY:  Clarence "Mac" McAninch
                                              President & CEO
                                              (412) 257-7600

FOR IMMEDIATE RELEASE
                                CONTACT:      Morgen-Walke Associates
                                              June Filingeri, Eric Boyriven
                                              Media contact:  Brian Maddox,
                                              Estelle Bieber
                                              (212) 850-5600


              UNIVERSAL STAINLESS ANNOUNCES THIRD QUARTER RESULTS;
           SIGNS LETTER OF INTENT TO ACQUIRE AL TECH SPECIALTY STEEL;
                       ANNOUNCES SHARE REPURCHASE PROGRAM

     BRIDGEVILLE, PA, October 19, 1998 -- Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) today announced results for the third quarter and nine-month period ending September 30, 1998. The Company also announced that it has signed a letter of intent to acquire the assets of AL Tech Specialty Steel Corporation. Additionally, the Company announced that it is initiating an open market share repurchase program.

     For the 1998 third quarter, net income was $982,000, or $0.16 per diluted share, compared with $2,053,000, or $0.32 per diluted share in the third quarter of 1997. Net sales for the third quarter of 1998 totaled $15,977,000 compared with $22,081,000 in the year ago period.

     For the 1998 nine month period, net income was $4,328,000, or $0.68 per diluted share, versus net income of $5,611,000, or $0.88 per diluted share, in the same period last year. Net sales for the nine month period were $59,489,000 versus $61,661,000 a year ago.

     Mac McAninch, President and Chief Executive Officer of Universal Stainless stated, "We are pleased with the solid results we posted in the third quarter, which were achieved despite difficult market conditions. Pricing and demand in many of the markets for our stainless and tool steel products have been affected by the economic crisis in Asia and the resulting influx of low priced imports into the US. This was somewhat offset by shipments of products from our new bar mill,

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
USAP Announces Third Quarter Results; Signs Letter of Intent;
Announces Buyback                                                         Page 2


which we expect to increase after the completion of our new bar finishing facility this quarter."

     Mr. McAninch continued, "Although we expect current industry conditions to continue, we have begun to see an increase in orders from the power generation and aerospace markets, and expect demand from our service center customers to slowly improve based on current inventory levels. Despite this difficult environment, we are confident that we will be solidly profitable in the fourth quarter. Based on early indications, we expect earnings per diluted share to be in the range of 10 to 12 cents."

     Separately, the Company announced that it has signed a letter of intent to acquire the assets of AL Tech Specialty Steel Corporation in a transaction valued at approximately $38 million, of which approximately $24 million is related to the acquisition of accounts receivable and inventory. Funding for the transaction will consist of a note approximating $17 million, assumed liabilities of $8 to $10 million, and cash between $11 and $13 million. AL Tech, headquartered in Dunkirk, New York, is a producer of finished specialty steel products including bar, rod and wire, with sales of $84 million for the twelve months ended September 30, 1998. Universal, a producer of semi-finished and certain finished specialty steels, had net sales of approximately $79 million for the same period. AL Tech filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code on December 31, 1997 related to the earlier bankruptcy filing of its parent, Sammi Steel Co., Ltd. of Korea, under Korean insolvency laws.

     The potential acquisition of AL Tech is consistent with Universal's strategy to expand upon its product capabilities, maximize the use of its core assets, which include its primary melt shop, electro slag and vacuum arc remelting facilities and universal rolling mill, and increase its manufacture of finished products. Upon completion of the acquisition, Universal's revenues will nearly double, and finish specialty steel products will represent more than 50% of its revenue mix compared with 9% year to date. The addition of AL Tech also will substantially broaden

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

USAP Announces third Quarter Results; Signs Letter of Intent;
Announces Buyback                                                         Page 3


Universal's customer base.

     The transaction is subject to a number of conditions, including the completion of due diligence procedures, the execution of a definitive purchase agreement, successful negotiation of utility and USWA labor contracts, Hart-Scott-Rodino review, final approval by the Boards of Directors of both Universal Stainless and AL Tech, and the approval of AL Tech's plan of reorganization by the United States Bankruptcy Court for the Western District of New York.

     Commenting on this development, Mr. McAninch stated, "This transaction, if completed, would be highly complementary to both companies, and represents an important opportunity to strengthen our competitive position in the specialty steel industry. Universal will be able to supply 100% of AL Tech's billet needs. While AL Tech's management team has made many operational improvements during the bankruptcy period, we are confident that the application of Universal's strategy and discipline to AL Tech's operations will enable us to achieve substantial synergies and provide significant opportunity for growth. Specifically, we expect the transaction to be non-dilutive to our 1999 results and accretive beginning in 2000. We intend to be in a position to complete the transaction by December 31, 1998, pending Federal Bankruptcy Court approval."

     The Company also announced that its has received approval from its Board of Directors to repurchase up to 315,000 shares, or approximately 5% of the Company's common stock. These purchases will be made in open market transactions at market prices. The share repurchase program may be implemented or discontinued at any time by the Company.

     Mr. McAninch concluded, "The Company remains proactive in response to current market conditions. This operating philosophy, which has enabled us to produce solid operating results since inception, allows us to be highly confident about our future."

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers and original equipment manufacturers, which primarily include the power generation and aerospace industries.

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

USAP Announces Third Quarter Results; Signs Letter of Intent;
Announces Buyback                                                         Page 4


     Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt and timing of future customer orders, risks associated with the manufacturing process and production yields, risks related to plant and equipment additions and maintenance, and risks related to the potential acquisition described in this release. Certain of these risks and other risks are described in the Company's filings with Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.


                           -FINANCIAL TABLES FOLLOW-

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands except per share information)
                                  (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                      For the Three Months Ended    For the Nine Months Ended
                                            September 30,                  September 30,
                                            -------------                  -------------
                                          1998           1997            1998          1997
                                          ----           ----            ----          ----
Net sales                               $15,977        $22,081         $59,489       $61,661
Cost of products sold                    13,141         17,539          48,940        49,012
Selling and administrative expenses       1,149          1,223           3,625         3,665
                                        -------        -------         -------       -------
     Operating income                     1,687          3,319           6,924         8,984
Other income (expense)                     (129)           (61)            (54)          (77)
                                        -------        -------         -------       -------
     Income before taxes                  1,558          3,258           6,870         8,907
Income taxes                                576          1,205           2,542         3,296
                                        -------        -------         -------       -------
     Net income                         $   982        $ 2,053         $ 4,328       $ 5,611
                                        =======        =======         =======       =======
Earnings per share - Basic              $  0.16        $  0.33         $  0.69       $  0.89
                                        =======        =======         =======       =======
Earnings per share - Diluted            $  0.16        $  0.32         $  0.68       $  0.88
                                        =======        =======         =======       =======

Shares outstanding - Basic            6,315,450      6,287,290       6,307,387     6,284,932
                                      =========      =========       =========     =========
Shares outstanding - Diluted          6,315,450      6,479,825       6,375,624     6,386,414
                                      =========      =========       =========     =========

Tons shipped                             10,625         14,783          38,854        41,651
                                         ======         ======          ======        ======

                               BALANCE SHEET DATA

                                           September 30,       December 31,
                                               1998               1997

Current assets                               $30,816             $31,045
Net property, plant & equipment               34,867              24,887
Other assets                                     262                 219
                                             -------             -------
                                             $65,945             $56,151
                                             =======             =======

Current liabilities                          $ 7,629             $10,959
Long-term debt                                12,870               5,441
Other liabilities                              3,108               1,983
Stockholders' equity                          42,338              37,768
                                             -------             -------
                                             $65,945             $56,151
                                             =======             =======